Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582, 333-106330, 333-39738, 333-66426 and 333-120100 on Form S-8 and Registration Statement Nos. 333-47714, 333-120111 and 333-128002 on Form S-3 of our report dated February 27, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Public Service Enterprise Group Incorporated, which report expresses an unqualified opinion and includes explanatory paragraphs for the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109 and Statement of Financial Accounting Standards No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans, and our report dated February 26, 2008, relating to the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

February 27, 2008